SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):      January 28, 2004

Pierre Foods, Inc.
(Exact Name of Registrant as Specified in Charter)

North Carolina	0-7277	56-0945643

(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

9990 Princeton Road, Cincinnati, Ohio	45246

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:      (513) 874-8741

N/A

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events

     As previously disclosed, Pierre Foods, Inc. (the “Company”) and certain holders (the “Ad Hoc Committee”) of the Company’s 10-3/4% Senior Notes Due 2006 (the “Notes”) are presently negotiating the terms of an amended indenture and other documents to effectuate a restructuring of the Notes (the “Restructuring”). In order to provide information about the Company’s results of operations to holders of the Notes pending the completion of the Restructuring, the Company previously filed a Current Report on Form 8-K disclosing its unaudited financial statements for the fiscal year ended March 1, 2003, as well as the first two quarters of the Company’s fiscal year 2004, which quarters ended May 31, 2003 and August 30, 2003. The Company is filing as an exhibit to this Current Report on Form 8-K the Company’s unaudited balance sheet, statement of operations and statement of cash flows for the Company’s third quarter of fiscal year 2004, which quarter ended November 29, 2003 (the “Financial Statements”).

     The Financial Statements have been prepared by the Company and have not been audited by the Company’s auditors. The Company believes that the Financial Statements comply with generally accepted accounting principles, consistently applied, except for the omission of footnotes. The Financial Statements are subject to adjustment as and when audited. Therefore, current and prospective holders of the Notes should be cautious about relying on the Financial Statements. The financial results for the quarter ended November 29, 2003 are not necessarily indicative of results to be expected for the complete fiscal year.

Item 7. Financial Statements and Exhibits.

Exhibit 99.1	Unaudited balance sheets, statements of operations and statements of cash flows for the fiscal quarter ended November 29, 2003.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 28, 2004

PIERRE FOODS, INC

	By:	/s/ Pamela M. Witters

Pamela M. Witters
Chief Financial Officer

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